UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2013

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2013, The First Marblehead Corporation (the “Corporation”) filed a Certificate of Amendment of the Corporation’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected a reverse stock split of the outstanding common stock, $0.01 par value per share, of the Corporation (the “Common Stock”) at an exchange ratio of 1-for-10 (the “Reverse Stock Split”) and set the total number of authorized shares of all classes of the Corporation’s stock immediately after the Reverse Stock Split at 45,000,000, consisting of 25,000,000 shares of common stock, $0.01 par value per share (the “New Common Stock”), and 20,000,000 shares of preferred stock, $0.01 par value per share.

As previously disclosed in a Current Report on Form 8-K filed on November 13, 2013, at the Corporation’s 2013 Annual Meeting of Stockholders held on November 12, 2013, the stockholders of the Corporation voted to approve the Certificate of Amendment and granted discretionary authority to the Board of Directors of the Corporation to determine, at any time prior to the Corporation’s 2014 Annual Meeting of Stockholders, whether and when to file the Certificate of Amendment. The Board of Directors of the Corporation subsequently approved the filing of the Certificate of Amendment.

As a result of the Reverse Stock Split, every ten shares of Common Stock outstanding or held in the treasury of the Corporation immediately prior to the effectiveness of the Reverse Stock Split were reclassified and combined into one share of New Common Stock without any change in the par value per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fraction of one share of New Common Stock as a result of the Reverse Stock Split will instead receive an amount in cash equal to such fraction multiplied by the closing sale price of the New Common Stock on the New York Stock Exchange on December 3, 2013.

This Item 5.03, including the description herein of the Certificate of Amendment, is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is included as Exhibit 3.1 hereto and hereby incorporated herein by reference.

Item 8.01	Other Events.

On December 2, 2013, the Corporation issued the press release included as Exhibit 99.1 hereto to announce the Reverse Stock Split.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Corporation, dated December 2, 2013

99.1	Press release issued by the Corporation on December 2, 2013 entitled, “First Marblehead Announces Reverse Stock Split”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: December 2, 2013	By:	/s/ Kenneth Klipper
Kenneth Klipper
Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Corporation, dated December 2, 2013

99.1	Press release issued by the Corporation on December 2, 2013 entitled, “First Marblehead Announces Reverse Stock Split”